UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 2, 2009

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

UTAH	0-13316	87-0395567
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 UNION PARK AVENUE, SUITE 600 SALT LAKE CITY, UTAH	84047
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (801) 562-2252

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

ITEM 5.02(d) Appointment of Directors

.

On June 2, 2009, our Board of Directors unanimously appointed Mr. Ray Phillip Zobrist to the Board of Directors.  Mr. Zobrist will serve as the Chairman of the Compensation Committee and Chairman of the Nominating Committee of the Board and will serve as a member of the Audit Committee and as a member of the Corporate Governance Committee.

Mr. Zobrist does not have any understandings or relationships with third parties pursuant to which he was appointed to the Board nor has he had any prior relationship, except as a shareholder, or transactions with us.

Ray Phillip Zobrist, age 62, currently manages his own investments and, since 1996, has been President and Chairman of the Board of Valley Property Management, a privately held real estate management company headquartered in Las Vegas, Nevada, which he founded.  He has also serves as an independent consultant for Sundance builders, LLC, a privately held real estate construction company. He also currently serves on the Board of Directors of Greffex Inc. a start up Bio-Technology company in Aurora ,Colorado.

On June 2, 2009, our Board of Directors unanimously accepted the resignation of Mr. Kirby Cochran from the Board of Directors. Mr. Cochran, a Board member since February 13, 2006, resigned from the Board to more actively pursue other interests.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 3, 2009

BROADCAST INTERNATIONAL, INC.

a Utah corporation

By:

  /s/ Rod Tiede

Name:

Rod Tiede

Title:

President and Chief Executive Officer